_____________________________ Blackstone Mortgage Trust, Inc. 345 Park Avenue New York, New York 10154 T 212 655 0220 Blackstone Mortgage Trust Reports First Quarter 2022 Results New York, April 27, 2022, Blackstone Mortgage Trust, Inc. (NYSE:BXMT) today reported its first quarter 2022 results. Net income attributable to Blackstone Mortgage Trust for the first quarter was $99.7 million. First quarter EPS, Distributable EPS, and dividends paid per basic share were $0.59, $0.62, and $0.62 respectively. Katie Keenan, Chief Executive Officer, said, “BXMT achieved another quarter of strong results, driven by continued portfolio growth and stable credit performance. Looking ahead, we believe our low-leverage, floating-rate transitional loan portfolio is especially well positioned for the current environment, with our earnings set to benefit as interest rates move higher.” Blackstone Mortgage Trust issued a full presentation of its first quarter 2022 results, which can be viewed at www.bxmt.com. Quarterly Investor Call Details Blackstone Mortgage Trust will host a conference call today at 9:00 a.m. ET to discuss results. To register for the webcast, please use the following link: https://event.webcasts.com/starthere.jsp?ei=1541149&tp_key=208517a239. For those unable to listen to the live broadcast, a recorded replay will be available on the company's website at www.bxmt.com. beginning approximately two hours after the event. About Blackstone Mortgage Trust Blackstone Mortgage Trust (NYSE:BXMT) is a real estate finance company that originates senior loans collateralized by commercial real estate in North America, Europe, and Australia. Our investment objective is to preserve and protect shareholder capital while producing attractive risk-adjusted returns primarily through dividends generated from current income from our loan portfolio. Our portfolio is composed primarily of loans secured by high-quality, institutional assets in major markets, sponsored by experienced, well-capitalized real estate investment owners and operators. These senior loans are capitalized by accessing a variety of financing options, depending on our view of the most prudent strategy available for each of our investments. We are externally managed by BXMT Advisors L.L.C., a subsidiary of Blackstone. Further information is available at www.bxmt.com. About Blackstone Blackstone is the world’s largest alternative asset manager. We seek to create positive economic impact and long-term value for our investors, the companies we invest in, and the communities in which we work. We do this by using extraordinary people and flexible capital to help companies solve problems. Our $915 billion in assets under management include investment vehicles focused on private equity, real estate, public debt and equity, infrastructure, life sciences, growth equity, opportunistic, non-investment grade credit, real assets and secondary funds, all on a global basis. Further information is available at www.blackstone.com. Follow @blackstone on LinkedIn, Twitter, and Instagram. Forward-Looking Statements and Other Matters This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect Blackstone Mortgage Trust’s current views with respect to, among other things, Blackstone Mortgage Trust’s operations and financial performance and the impact of and recovery from the negative effects of the COVID-19 pandemic. You can identify these forward-looking statements by the use of words such as “outlook,” “objective,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Blackstone Mortgage Trust believes these factors include but are not limited to those described under the section entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as such factors may be updated from time to time in its periodic filings with the Securities and Exchange Commission (“SEC”) which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the filings. Blackstone Mortgage Trust assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events or circumstances. We refer to “Distributable EPS,” which is a non-GAAP financial measure, in this release. A reconciliation to net income attributable to Blackstone Mortgage Trust, the most directly comparable GAAP measure, is included in our full detailed presentation of first quarter 2022 results and is available on our website at www.bxmt.com. Contacts Investor Relations Blackstone +1 (888) 756-8443 BlackstoneShareholderRelations@Blackstone.com Public Affairs Blackstone +1 (212) 583-5263 PressInquiries@Blackstone.com